EX 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.3 to Registration Statement Nos 333-204880 and 333-204880-01 on Form S-1 of our report dated March 17, 2017 relating to the consolidated financial statements of Prosper Marketplace, Inc. and subsidiaries, and our report dated March 17, 2017 relating to the consolidated financial statements of Prosper Funding LLC and subsidiary (a wholly owned subsidiary of Prosper Marketplace, Inc.) (which report expresses an unqualified opinion on the consolidated financial statements and includes the following explanatory paragraph: As discussed in Note 1 to the consolidated financial statements, the Company earns significant amounts of revenues and incurs significant expenses with a related party, its direct parent company, Prosper Marketplace, Inc.), appearing in the Annual Report on Form 10-K of Prosper Marketplace, Inc. and subsidiaries and Prosper Funding LLC and subsidiary for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

April 24, 2017